LOCK-UP/LEAK-OUT AGREEMENT

     THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement" is made and entered into as of the 7th day of February, 2001, by and among Corporate Capital Management, LLC, a Minnesota limited liability company, with an address at 2000 S. Plymouth, Minnetonka, MN ("CCM"), Duane S. Jenson, an individual with an address at 5525 South 900 East, Suite 110, Salt Lake City, Utah 84117 ("DSJ"), Jenson Services, Inc., a Utah corporation, with an address at 5525 South 900 East, Suite 110, Salt Lake City, Utah 84117 ("JS"), Leonard W. Burningham, Esq., an individual with an address at 455 East 500 South Street, Suite 205, Salt Lake City, Utah 84111 ("LWB"), and Balanced Living, Inc. (the "Company"). CCM, DSJ, JS and LWB are sometimes collectively referred to herein as the "Shareholders" and each, a "Shareholder"), as the Shareholders of record of certain shares of common stock, $.001 par value per share (the "Common Stock"), of the Company.

                           RECITALS:

     WHEREAS, the Company, JS and Wizzard Software Corporation, a Delaware corporation ("Wizzard"), are or will be parties to that certain Plan of Reorganization and Stock Exchange Agreement (the "Reorganization Agreement") dated or to be dated in February, 2001 (the "Reorganization"), a copy of which is annexed hereto and incorporated herein by this reference; and

     WHEREAS, CCM is the record owner of 498,396 pre-split shares (the "Registerable Shares") of the Common Stock of the Company and is attempting to acquire an additional 107,665 pre-split shares of the Common Stock of the Company; and

     WHEREAS, DSJ is the record owner of 177,362 pre-split shares of the Common Stock of the Company that, all of which are part of the Registerable Shares, and DSJ is attempting to acquire an additional 40,819 pre-split shares of the Common Stock of the Company; and

     WHEREAS, JS is the record owner of 2,500,000 pre-split shares of the Common Stock of the Company by JS in June, 2000, and will be retaining 224,242 pre-split shares from this amount, with 18,181 of these pre-split shares being conveyed to LWB as outlined below, all of which are part of the Registerable Shares, leaving a balance of 2,257,577 of these pre-split shares to be canceled to the treasury of the Company, and JS is to be granted 600,000 warrants to acquire 600,000 shares of Common Stock (the "Additional Registerable Shares") at an exercise price of $1.00 per share for a period of 18 months from the Closing of the Reorganization, with 300,000 of such warrants being subject to cancellation if certain conditions set forth in the defining instruments are satisfied; and

     WHEREAS, LWB is the record owner of 24,242 pre-split shares of the Common Stock of the Company, and will be acquiring 18,181 of the Registerable Shares of Common Stock of JS and 60,000 of the warrants and underlying Additional Registerable Shares of Common Stock to be granted to JS which are a part of the Additional Registerable Shares, 30,000 of which shall be subject to cancellation as part of the 300,000 warrants of JS that are subject to cancellation as outlined above; and

     WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Reorganization Agreement and an orderly market for the Common Stock of the Company subsequent to the Reorganization contemplated thereby, the undersigned desire to enter into this Agreement and restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Common Stock, all on the terms set forth below.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Notwithstanding anything contained in this Agreement, a Shareholder may transfer its shares of Common Stock to its affiliates, partners in a partnership, subsidiaries and trusts, spouses or lineal descendants for estate planning purposes provided that the transferee (or the legal representative of the transferee) executes an agreement to be bound by all of the terms of this Agreement.

     2. Except for the Registerable Shares and Additional Registerable Shares or as otherwise expressly provided herein, and except as each Shareholder may be otherwise restricted from selling shares of Common Stock ("Shares"), each Shareholder may only sell Shares (excluding the Registerable Shares and the Additional Registerable Shares) subject to the following conditions in relation to the sale of said Shares prior to the effective date of a registration statement (other than in connection with a merger or employee benefit plans pursuant to Forms S-4 or S-8) pertaining to the Company's Common Stock (the "Registration Statement"). The Shares shall be included in the Company's Registration Statement that is to be filed respecting other shares of Common Stock that have been sold pursuant to the Company's Confidential Private Offering Memorandum dated August 1, 2000, as supplemented (the "Memorandum").

          2.1. No Shareholder other than CCM, DSJ, JS and LWB may sell any Shares covered by this Agreement, unless agreed otherwise in writing by the parties. For purposes of the restrictions contained in this paragraph 2, CCM, DSJ, JS and LWB shall collectively be considered one Shareholder.

          2.2. Each Shareholder shall be allowed to sell Shares in blocks of 5,000 Shares or less per transaction.

          2.3. The Shares may only be sold at the "offer" or "ask" price stated by the relevant market maker. Each Shareholder agrees that it/he will not sell Shares at the "bid" price.

          2.4.      After a Shareholder sells 5,000 Shares, such
Shareholder may not sell any other Shares unless the "offer" or "ask " price of the Common Stock increases by 25 basis points above such Shareholder's last sale price. The sale of the next 5,000 Shares, however, may take place at a price less than the prior sale price plus .25 basis points. (For example, a Shareholder sells 5,000 Shares at a price of $10 1/2. If the "ask" price then increases to $10 3/4, the Shareholder may sell an additional 5,000 Shares and such sale may occur at a price less than $10 3/4).

          2.5. Notwithstanding the foregoing, if, after a Shareholder sells 5,000 Shares, a market maker in the Common Stock (other than the market maker involved in the first transaction) continues to show an "offer" or "ask" price at the same price as the first 5,000 Share transaction, the Shareholder may, on one occasion only, sell an additional 5,000 Shares at that price.

          2.6. The Shares may not be sold at a price below $5.00 per share.

          2.7. Each Shareholder shall be allowed to sell up to fifteen (15%) percent of its/his Shares held as of the date hereof during each three month period; provided, however, that in the event any Shareholder does not sell its/his full 15% during any three-month period, such Shareholder may sell the difference between 15% of the Shares held as of the date hereof and the Shares actually sold during such three-month period in the next successive three-month period.

          2.8 The Shareholders agree that they will not engage in any short selling of the Shares or the Registerable Shares or Additional Registerable Shares.

     3.   The Registerable Shares and the Additional Registerable
Shares, and if required by the Securities and Exchange Commission, all of the Shares owned or to be acquired as outlined herein, shall be included in the Registration Statement for the benefit of the Shareholders, at no cost to them.

     4. Upon the effective date of the Registration Statement (the "Effective Date"), the provisions contained in Section 2 hereof shall continue with respect to all Shares except the Registerable Shares and the Additional
Registerable Shares.   The Registerable Shares and the Additional Registerable
Shares shall be subject to the same lock-up/leak-out conditions that the investors solicited under the Memorandum are subject, which are as follows:
For a period of 18 months from the Closing of the Reorganization, no shareholder shall sell more than 10% of any holder's Common Stock holdings during any three month period (excluding the Shares subject to the 15% lock-up/leak-out provisions above), provided, however, that if less than 10% of a holder's Common Stock shall have been sold during any covered three month period, then the difference between such holder's 10% and the amount actually sold may be added to and sold during any successive three month period or periods, provided that all computations for resales, except the "period of 18 months," shall commence on the Effective Date of the Registration Statement.

     5. Each Shareholder agrees that all of its Shares and the Registerable Shares and the Additional Registerable Shares are covered by all of the restrictions hereunder, whether such Shares are owned on the date hereof or are hereafter acquired (whether by issuance, transfer, upon exercise of any warrants or options currently held by such Shareholder or otherwise).

     6. This Agreement shall terminate eighteen months from the Effective Date of the Reorganization (as defined in the Reorganization Agreement), and thereafter all provisions contained herein shall cease and be of no further force or effect.

     7. Notwithstanding anything to the contrary set forth herein, the Company may, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

     8. In the event of a tender offer to purchase all or substantially all of the Company's issued and outstanding securities, or a merger, consolidation or other reorganization with or into an unaffiliated entity, this Agreement shall terminate and the Shares restricted pursuant hereto shall be released from such restrictions if the requisite number of the record and beneficial owners of the Company's securities then outstanding are voted in favor of such tender offer, merger, consolidation or reorganization.

     9. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholders shall be entitled to their respective beneficial rights of ownership of the Shares or the Registerable Shares and the Additional Registerable Shares, including the right to vote the Shares and the Registerable Shares and the Additional Registerable Shares for any and all purposes.

     10. The Shares and per share price restrictions covered by this Agreement shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

     11. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

     12. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement at the addresses set forth above. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

     13. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed wholly within said State.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.


                                   Corporate Capital Management, LLC


                                   By:/s/Mark Savage
                                   Name: Mark Savage
                                   Title: President


                                   /s/Duane S. Jenson
                                   Duane S. Jenson


                                   Jenson Services, Inc.


                                   /s/Duane S. Jenson
                                   Name: Duane S. Jenson
                                   Title: President


                                   /s/Leonard W. Burningham
                                   Leonard W. Burningham, Esq.


                                   BALANCED LIVING, INC.


                                   By:/s/Jeffrey T. Hardman
                                   Name: Jeffrey T. Hardman
                                   Title: President